ATTACHMENT B
                            OTHER INFORMATION ABOUT
                            DIRECTED SERVICES, INC.

      The directors and principal executive officer of Directed Services, Inc. and their principal occupations are as shown below. Unless otherwise indicated the business address of each such person is 909 Locust Street, Des Moines, Iowa 50309.

NAME AND POSITION
WITH PORTFOLIO MANAGER      PRINCIPAL OCCUPATION
----------------------      --------------------

Lawrence V. Durland, Jr.    Senior Vice President of Equitable of Iowa
Director                    Companies and affiliates.


Frederick S. Hubbell        Chairman, President and Chief Executive Officer of
Director and Chairman of    Equitable of Iowa Companies, Equitable Life
the Board of Directors      Insurance Company of Iowa and USG Annuity & Life
                            Company and Chairman of Golden American Life
                            Insurance Company.

Terry L. Kendall            President and Chief Executive Officer of Golden
Chairman, President         American Life Insurance Company; Chairman,
Chief Executive Officer     President and Chief Executive
and Director                Officer of First Golden American
1001 Jefferson Street,      Life Insurance Company of New York; Executive Vice
Suite 400                   President Equitable Life Insurance Company of Iowa
Wilmington, DE  19801       and USG Annuity & Life Company.

Paul E. Larson              Executive Vice President, Chief Financial Officer
Director                    of Equitable of Iowa Companies and affiliates.

Thomas L. May               Senior Vice President of Equitable Life Insurance
Director                    Company of Iowa and USG Annuity & Life Company.

John A. Merriman            Secretary and General Counsel of Equitable of Iowa
Director                    Companies.

Beth B. Neppl               Vice President--Human Resources of Equitable of
Director                    Iowa Companies and affiliates.

Paul R. Schlaack            President and Chief Executive Officer of Equitable
                            Investment Services, Inc.

Jerome L. Sychowski         Senior Vice President and Chief Information Officer
Director                    of Equitable of Iowa Companies and affiliates.

      Directed Services, Inc. does not act as an investment adviser to any other registered investment companies with investment objectives and policies similar to those of any Series of the Trust.



                           Attachment B-1
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